Consent of Ernst & Young LLP, Independent Registered Public Accounting
                                      Firm


We consent to the references to our firm under the captions "Financial Highlights" and "Experts" in the Combined Proxy Statement of Pioneer Growth Shares and Prospectus for Class A, Class B, Class C, and Class Y shares of Pioneer Independence Fund ("Combined Proxy Statement and Prospectus"), and to the incorporation by reference of our reports, each dated February 21, 2007, on the financial statements and financial highlights of Pioneer Independence Fund as of December 31, 2006 and Pioneer Growth Shares as of December 31, 2006, respectively, in the Combined Proxy Statement and Prospectus included in this Registration Statement on Form N-14 of Pioneer Independence Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraphs 4.1(f) and 4.2(h)) in the Agreement and Plan of Reorganization included as Exhibit A to the Combined Proxy Statement and Prospectus.

We also consent to the references to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Highlights" in Pioneer Independence Fund's Class A, Class C, Class Y, and Class P shares Statement of Additional Information on Form N-1A, which was filed with the Securities and Exchange Commission on April 24, 2007 in Post-Effective Amendment No. 13 (File No. 333-42105), and in the Pioneer Growth Shares' Class A, Class B, Class C and Class Y shares Statement of Additional Information on Form N-1A, which was filed with the Securities and Exchange Commission on April 30, 2007 in Post-Effective amendment No. 76 (File No. 002-28274) and are incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 of Pioneer Independence Fund. We further consent to the incorporation by reference of our reports, dated February 21, 2007, on each of the financial statements and financial highlights of Pioneer Independence Fund and Pioneer Growth Shares, respectively, included in the Annual Reports to Shareholders for the year ended December 31, 2006, which are also incorporated by reference into the Statement of Additional Information included in this Registration Statement on Form N-14 for Pioneer Independence Fund.


                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
October 22, 2007